UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

CNH INDUSTRIAL N.V.

(Exact name of registrant as specified in its charter)

Netherlands	001-36085	98-1125413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

+44 2079 251964

Registrant’s telephone number including area code

N/A

(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value €0.01	CNH	New York Stock Exchange
3.850% Notes due 2027	CNH27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 26, 2026, CNH Industrial N.V. (the “Company” or “CNH”) and Citibank Europe Plc, UK Branch as facility agent, agreed to extend the maturity date of the Company’s €3.25 billion credit facility to April 18, 2031 (the “Credit Agreement Amendment”).

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03. As of the date of the Credit Agreement, there are no borrowings outstanding under the Credit Agreement. CNH may from time to time borrow under the Credit Agreement and repay such borrowings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Extension Letter Agreement, dated March 26, 2026, by and between CNH Industrial N.V. and Citibank Europe plc, UK Branch as Facility Agent

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNH INDUSTRIAL N.V.

By:	/s/ Britton Worthen
Name:	Britton Worthen
Title:	Chief Legal and Compliance Officer

Date: March 30, 2026